Exhibit (c)(5)

Deutsche Bank CONFIDENTIAL Corporate & Investment Bank Project Pine Projections benchmarking January 31, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Discussion agenda A Executive summary B Benchmarking analysis relative to Pine research analyst models C Benchmarking analysis relative to peer group research analyst expectations D Detailed comparison to prior versions of preliminary projections Deutsche Bank 1 Corporate & Investment Bank

Projections summary (1/2) Recent updates We understand from management that preliminary projections were developed as part of the due diligence process with potential buyers in December 2017 (Dec 2017 Projections). These projections were based on 9/30/2017 actual results, expected results for Q4 2017E, pro forma impact of several recent transactions (Tecmo, ADC, NatGen Policy System) and operating expectations over the 5-year projection period of 2018E 2022E Updated projections (Jan 24, 2018 Projections or Case 1) were provided more recently to reflect several updates: Q4 2017E revised to better reflect certain actual results for the quarter, primarily revenue related Updates to 2018E -2022E based on recent market conditions Certain expense updates related to the Tecmo divestiture and the National General policy management system transaction, as well as related to allocations between operating segments Operating income adjustments for the ADC reinsurance transaction Effective corporate tax rate updated to 21%, from 28% in the Dec 2017 Projections Revised share repurchase assumptions over the projection period Overall impact of Case 1 is somewhat lower operating earnings in the near term periods of Q4 2017E and full year 2017E 2019E, and somewhat higher operating earnings in the later years of the projection period of 2020E 2022E Management indicated that certain P&L line items (loss and LAE ratio, expense ratio, fee income, etc.) as well as Balance Sheet items (Goodwill, DAC, Assets, etc.) may continue to change modestly as part of the 2017 accounting close Deutsche Bank 2 Corporate & Investment Bank

Projections summary (2/2) Alternative Scenario At the request of the Special Committee, management provided a preliminary alternative scenario (Jan 31, 2018 Projections or Case 2) The Case 2 Projections represents a somewhat more challenging operating environment, reflecting the reputational and business pressures faced by Pine, the curtailment of an active M&A strategy that has historically driven growth, and a more conservative balance sheet in light of rating agency concerns Key model changes relative to Case 1 include: Gross written premium growth more consistent with industry levels Combined ratios more consistent with industry levels Growth rate of Service and fee revenues revised to 3% from 5% Elimination of growth in annual dividend Reduction of share repurchases Moderation of growth in investment yield, to 5bps from 10bps per annum Overall impact is annual earnings growth more consistent with industry peers, although still at the high end, and ROEs towards the low end of peers Detailed comparison and bridge analysis between scenarios, as well as relative to the Dec 2017 Projections is provided Deutsche Bank 3 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 1B Benchmarking analysis relative to Pine research analyst models

Premium comparison FY 2018 Gross written premiums ($bn) $9.2 $9.1 $9.1 Research median: $9.0 $8.9 $8.9 $8.9 $8.6 $8.3 Compass Point FBR JMP KBW Pine—Case 1 William Blair Pine—Case 2 Suntrust Net earned premiums ($bn) $5.8 Research median: $5.3 $5.5 $5.4 $5.4 $5.3 $5.3 $5.2 $4.9 FBR Pine—Case 1 JMP Pine—Case 2 Compass Point KBW William Blair Suntrust Deutsche Bank Note: See pages 24 25 for detail research model summaries. 4 Corporate & Investment Bank Source: Wall Street research, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Underwriting comparison FY 2018 Loss ratio 71.0% 70.1% Research median: 69.0% 69.1% 69.0% 68.9% 68.5% 68.5% 67.2% William Blair KBW JMP FBR Compass Point Suntrust Pine—Case 2 Pine—Case 1 Loss ratio (ex. PYD & 67.0% 68.3% 69.1% 69.0% 68.9% 68.5% 68.5% 67.2% CATs): Expense ratio 27.5% 27.4% Research median: 27.0% 27.2% 27.0% 27.0% 27.0% 26.8% 26.0% KBW Suntrust Pine—Case 2 Compass Point Pine—Case 1 William Blair FBR JMP Combined ratio Research median: 95.9% 98.0% 97.6% 95.9% 95.9% 95.8% 95.7% 95.1% 94.2% William Blair KBW Compass Point Suntrust FBR Pine—Case 2 JMP Pine—Case 1 Deutsche Bank Note: See pages 24 25 for detail research model summaries. 5 Corporate & Investment Bank Source: Wall Street research, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Income comparison FY 2018 Underwriting income ($mm) $316 $264 $245 $231 $218 Research median: $210 $202 $128 $104 Pine—Case 1 JMP FBR Pine—Case 2 Compass Point Suntrust KBW William Blair Other income & expenses (incl. service and fee income, net investment income, interest expense, corporate etc.) ($mm) $232 $192 $184 Research median: $180 $175 $100 $63 $37 $37 William Blair FBR KBW Suntrust JMP Compass Point Pine—Case 1 Pine—Case 2 Deutsche Bank Note: See pages 24 25 for detail research model summaries. 6 Corporate & Investment Bank Source: Wall Street research, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Income comparison (contd) FY 2018 Pre-tax income Research median: $350 $437 $377 $363 $353 $337 $312 $281 $268 FBR Suntrust JMP Pine—Case 1 William Blair KBW Compass Point Pine—Case 2 After-tax income $283 $276 Research median: $263 $269 $257 $256 $255 $244 $176 FBR KBW Compass Point JMP William Blair Suntrust Pine—Case 1 Pine—Case 2 Tax rate: 25.0% 20.0% 19.9% 21.0% 27.0% 35.0% 21.0% 21.0% Earnings per share $1.45 Research median: $1.33 $1.40 $1.36 $1.30 $1.30 $1.30 $1.21 $0.87 FBR KBW Compass Point JMP Suntrust William Blair Pine—Case 1 Pine—Case 2 Diluted share 195.9 197.4 197.9 196.9 196.2 197.2 201.3 202.6 count: Deutsche Bank Note: See pages 24 25 for detail research model summaries. 7 Corporate & Investment Bank Source: Wall Street research, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Deutsche Bank Corporate & Investment Bank Section 2C Benchmarking analysis relative to peer group research analyst expectations

Net written premiums growth 2018 / 2017 NWP growth 12.3% 11.1% 8.1% 6.9% 5.6% 5.2% 5.0% 4.4% 4.0% Peer median: 4.4% 4.4% 3.3% 3.0% 2.7% 2.5% (2.2%) (a) JRVR AGII Pine—Case CNA NAVG THG SIGI EIG Pine—Case PRA WRB AFG MKL AIZ AMSF 1 2 2019 / 2018 NWP growth 9.7% Peer median: 4.0% 5.6% 5.0% 4.5% 4.4% 4.4% 4.3% 4.0% 3.7% 3.7% 3.2% 2.7% 2.7% 2.4% (a) (0.7%) JRVR MKL THG Pine—Case SIGI CNA AGII EIG AFG AIZ Pine—Case PRA NAVG WRB AMSF 1 2 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. 8 Corporate & Investment Bank (a) AIZ projections taken as average of Dowling and SunTrust estimates for 2018 and taken as Dowling estimate for 2019. Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Underwriting analysis Combined ratio 2018 combined ratio Peer median: 95.8% 99.1% 98.4% 96.9% 96.4% 96.0% 96.0% 95.8% 95.7% 95.1% 94.8% 94.2% 93.5% 93.3% 92.9% 84.2% AIZ NAVG AGII CNA JRVR EIG THG Pine—Case WRB MKL Pine—Case PRA SIGI AFG AMSF 2 1 2019 combined ratio 98.6% 98.5% 97.9% Peer median: 95.8% 96.6% 96.3% 95.9% 95.8% 95.7% 95.6% 95.2% 94.7% 94.1% 93.7% 93.0% 85.1% AIZ(a) NAVG CNA EIG AGII THG JRVR Pine—Case MKL WRB PRA SIGI Pine—Case AFG AMSF 2 1 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. 9 Corporate & Investment Bank (a) AIZ projections taken as average of Dowling and SunTrust estimates for 2018 and taken as Dowling estimate for 2019. Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Underwriting analysis Loss ratio 2018 loss ratio 68.8% Peer median: 61.8% 68.5% 67.2% 63.9% 63.1% 62.6% 62.3% 61.9% 61.8% 61.7% 59.1% 59.0% 58.9% 56.8% 28.8% JRVR Pine—Case Pine—Case PRA EIG NAVG AFG CNA WRB THG AGII SIGI AMSF MKL AIZ(a) 2 1 2019 loss ratio 69.1% 68.5% Peer median: 62.1% 66.8% 65.0% 63.9% 62.9% 62.7% 62.3% 62.1% 61.5% 59.7% 58.9% 58.9% 58.6% 29.1% JRVR Pine—Case Pine—Case PRA EIG NAVG CNA AFG WRB THG SIGI AGII AMSF MKL AIZ(a) 2 1 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. 10 Corporate & Investment Bank (a) AIZ projections taken as average of Dowling and SunTrust estimates for 2018 and taken as Dowling estimate for 2019. Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Underwriting analysis Expense ratio 2018 expense ratio 64.9% Peer median: 33.9% 38.1% 38.0% 35.7% 34.4% 33.9% 33.9% 33.1% 31.5% 30.6% 30.1% 27.2% 27.2% 27.0% 25.0% AIZ (a) AGII MKL NAVG SIGI THG CNA WRB EIG AFG PRA Pine—Case JRVR Pine—Case AMSF 2 1 2019 expense ratio 60.0% Peer median: 33.4% 37.5% 37.3% 35.4% 34.4% 34.2% 33.4% 33.1% 30.6% 31.3% 30.0% 27.1% 26.9% 26.7% 25.0% (a) AIZ AGII MKL NAVG SIGI THG CNA WRB EIG AFG PRA Pine—Case Pine—Case JRVR AMSF 2 1 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. 11 Corporate & Investment Bank (a) AIZ projections taken as average of Dowling and SunTrust estimates for 2018 and taken as Dowling estimate for 2019. Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Return on equity 2018 ROE 15.0% 12.0% 11.1% 10.9% 10.5% 9.9% 8.9% 8.0% 7.6% Peer median: 8.9% 7.3% 6.4% 6.2% 5.8% 5.4% 5.0% AMSF AFG JRVR SIGI THG AIZ WRB EIG CNA Pine—Case PRA AGII NAVG Pine—Case MKL 1 2 2019 ROE 13.3% 11.2% 11.0% 10.5% 10.4% 9.9% Peer median: 8.5% 8.5% 8.5% 7.6% 7.3% 6.8% 6.3% 5.7% 5.7% 4.2% AMSF AFG JRVR AIZ SIGI THG WRB Pine—Case EIG CNA AGII PRA Pine—Case NAVG MKL 1 2 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. Estimates may or may not reflect impact of tax reform. 12 Corporate & Investment Bank Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Operating income growth 2018 / 2017 growth 372.1% 312.8% 268.5% 241.7% 221.4% Peer median: 27.9% 119.3% 75.3% 50.2% 27.9% 25.0% 21.8% 12.4% 8.8% 4.8% (3.5%) Pine—Case AGII MKL Pine—Case NAVG AIZ THG WRB AFG JRVR CNA AMSF SIGI EIG PRA 1 2 2019 / 2018 growth 19.0% Peer median: 0.3% 15.8% 10.1% 9.8% 7.1% 4.7% 3.3% 0.5% 0.3% (0.1%) (0.7%) (2.3%) (2.6%) (4.6%) (8.0%) Pine—Case AIZ AGII THG Pine—Case JRVR NAVG SIGI AFG PRA EIG MKL WRB AMSF CNA 1 2 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. Estimates may or may not reflect impact of tax reform. 13 Corporate & Investment Bank Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Earnings per share growth 2018 / 2017 growth 872.0% 348.1% 334.9% 222.2% 221.2% 113.0% 83.6% 56.7% Peer median: 32.5% 32.5% 23.1% 22.3% 17.3% 6.2% 1.0% 0.2% MKL Pine—Case AGII Pine—Case NAVG AIZ THG WRB AFG CNA JRVR SIGI AMSF PRA EIG 1 2 2019 / 2018 growth 19.0% 11.7% 8.0% 3.2% 2.9% 2.7% Peer median: 1.6% 2.5% 2.1% 1.6% 0.6% 0.0% (0.3%) (0.6%) (2.0%) (7.4%) Pine—Case AIZ Pine—Case WRB NAVG JRVR AGII THG MKL SIGI AFG AMSF CNA PRA EIG 1 2 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. Estimates may or may not reflect impact of tax reform. 14 Corporate & Investment Bank Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Deutsche Bank Corporate & Investment Bank Section 3D Detailed comparison to prior projections

2017Q4 operating income change Dec 2017 projections compared to Case 1 and Case 2 projections $3.3 (16.8%) $9.8 (50.1%) $0.0 $0.0 $0.1 0.0% 0.7% 0.0% $6.6 (33.9%) $57.4 $37.9 Dec 2017 projections Gross written premium Loss ratio Expense ratio Service and fee income Investment income Other Case 1 and Case 2 projections Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 15 Corporate & Investment Bank

2018E operating income change Dec 2017 projections vs. Case 1 projections vs. Case 2 projections $10.0 (61.7%) $17.0 $8.7 $1.4 $0.1 $12.5 $0.5 (104.2%) (8.4%) 0.4% 69.5% (13.0%) (2.8%) $57.6 (85.5%) $6.1 $0.3 $5.3 $0.0 (9.0%) (0.5%) 7.9% 0.0% $259.9 $243.6 $176.3 Dec 2017 Gross written Loss ratio Expense Service and Investment Other Case 1 Gross written Loss ratio Expense Service and Investment Other Case 2 projections premium ratio fee income income premium ratio fee income income Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 16 Corporate & Investment Bank

2018E to 2019E operating income bridge Case 1 projections $7.3 (15.8%) $19.0 41.1% $1.4 3.1% $4.3 9.3% $17.5 37.8% $11.4 24.6% $289.9 $243.6 2018E Operating income Gross written premium Loss ratio Expense ratio Service and fee income Investment income Other 2019E Operating income Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 17 Corporate & Investment Bank

2018E to 2019E operating income bridge Case 2 projections $8.5 $13.4 (67.8%) 106.5% $1.2 $0.3 $0.6 2.0% 4.6% $5.7 9.3% 45.4% $188.8 $176.3 2018E Operating income Gross written premium Loss ratio Expense ratio Service and fee income Investment income Other 2019E Operating income Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 18 Corporate & Investment Bank

Underwriting comparison Gross written premiums ($bn) Net earned premiums ($bn)(a) 7.7% 8.2% 4.5% 4.8% 5.0% 5.0% CAGR (17 22): 5.5% Annual CAGR (17 22): 4.9% 5.7% 6.0% 4.5% 4.8% 5.0% 5.0% growth: CAGR (17 22): 3.1% 5.7% 2.5% 3.2% 3.4% 3.5% 3.5% CAGR (17 22): 5.5% CAGR (17 22): 5.1% $6.7 $11.2 $6.4 $6.2 $6.5 CAGR (17 22): 3.2% $10.6 $10.8 $6.1 $5.9 $5.9 $6.0 $10.1 $10.2 $5.6 $5.6 $5.8 $9.7 $9.8 $5.5 $5.6 $9.3 $9.8 $9.5 $5.4 $5.4 $9.3 $9.2 $5.2 $8.9 $8.9 $5.1 $5.1 $8.6 $8.4 $8.4 $8.6 $1.4 $1.3 $1.3 $2.1 $1.9 $1.9 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E Loss and LAE ratio (ex. PYD) Expense ratio 70.6%70.9% 70.9% 69.3% 69.3% 68.3% 68.5% 68.5% 68.5% 68.5% 68.5% 67.2% 66.8% 66.6% 66.8% 66.6% 66.6% 66.6% 66.6% 66.6% 66.6% 27.8% 27.8%27.8% $168 $166 $164 $162 $158 $158 27.2% 27.2%27.2% 27.0% 27.0% 27.2% 27.1% 27.1% 27.1% 27.1% $152 $152 26.9% 26.9% 26.8% 26.8% $145 $145 26.7% 26.7% 26.5% 26.6% $138 $138 $138 $138 $137 $129 $129 $129 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E 2017E 2018E 2019E 2020E 2021E 2022E Dec 2017 Projections Case 1 Case 2 Deutsche Bank (a) Retention ratio and NWP to NEP largely unchanged between Dec 2017 and Jan 2018. 19 Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit Corporate & Investment Bank

Profitability analysis Underwriting profit ($mm) Net investment income ($mm) CAGR (18 22): 7.3% Dec. 17 2.47% 2.47% 2.60% 2.70% 2.80% 2.90% 3.00% yield: CAGR (18 22): 9.0% Jan 24, CAGR (18 22): 2.9% 2.47% 2.47% 2.60% 2.70% 2.80% 2.90% 3.00% $465 2018 yield: $435 $445 $406 $416 Jan 31, $351 $382 $354 $389 2.47% 2.47% 2.60% 2.65% 2.70% 2.75% 2.80% 2018 yield: $316 $258 $402 $397 $235 $241 $250 $231 $368 $364 $362 $336 $333$ 317 $339 $306 $305 $297 $61 $46 $46 $281 $281 $280 $250 $250 $250 $61 $61 $61 ($335) ($351) ($351) 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E Service and fee income ($mm) Corporate and other revenue ($mm) CAGR (17 22): 7.9% $113 $118 $105 $105 $105 $108 $108 $108 $104 $108 $97 $97 $102 $102 CAGR (17 22): 6.1% $55 $90 $90 $93 $93 CAGR (17 22): 4.0% $52 $51 $49 $47 $48 $45 $46 $44 $25 $25 $25 $43 $43 $43 $41 $41 $42 $38 $38$38 $11.2$10.8 $10.6 $10.1 4Q’2017E $10.2 2017E 2018E 2019E 2020E 2021E 2022E $9.7 $9.8 $9.3 $9.3 $8.9 Other expenses ($mm) $18 $18 $18 $208 $214 $202 $202 $202 $196 $202 $192 $192 $198 $198 $190 $190 $190 $182 $182 $187 $187 $2.1 $1.9 $51 $51 $51 4Q’2017E 2017E 4Q’2017E 2018E 2019E 2018E 2020E 2021E 2019E 2022E 2020E 4Q’2017E 2021E 2017E 2022E 2018E 2019E 2020E 2021E 2022E Dec 2017 Projections Jan 24, 2018 Projections Jan 31, 2018 Projections Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 20 Corporate & Investment Bank

Operating income and net income comparison Pre-tax income ($mm) After-tax operating income ($mm) CAGR (18 22): 13.7% CAGR (18 22): 13.8% CAGR (18 22): 15.2% $650 CAGR (18 22): 16.0% CAGR (18 22): 10.2% $578 $620 CAGR (18 22): 10.5% $551 $513 $489 $448$ 415 $436 $441 $390 $394 $353 $356 $388 $391 $323 $268 $287 $342 $343 $300$ 290 $260 $263 $64 $48 $48 $244 $237 $189 $212 $176 $73 $57 $52 $52 $38 $38 $(353)$(369) $(369) 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E Operating income adjustments After-tax net income CAGR (18 22): 17.6% $87 CAGR (18 22): 19.4% $71 $71 $40 $37 $28 CAGR (18 22): 15.2% $25 $25 $20 $20 $23 $17 $9 $9 $3 $3 $562 ($4) ($4) $499 $499 $11.2 $10.6 $10.8 $446 $10.1 $10.2 $419 $9.7 $9.8 $9.3 $9.3 $388 $8.9 $335 $364 $314 $263$270 $267 $234 $219 $219 $204 $169 $152 ($447)($447)$2.1 $1.9 $28 ($489) 4Q’2017E 2017E 2018E 2019E 2020E 2021E 2022E $(34) $(34) 4Q’2017E 2018E 2019E 2020E 4Q’20172021E 2017E 2018E 2022E 2019E 2020E 2021E 2022E Dec 2017 Projections Jan 24, 2018 Projections Jan 31, 2018 Projections Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 21 Corporate & Investment Bank

Capital management Dividends per share Dividends paid ($mm) $0.90 $0.90 $168 $166 $164 $162 $0.85 $0.85 $158 $158 $0.77 $0.77 $0.81 $0.81 $152 $152 $0.74 $0.74 $145 $145 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $138 $138 $138 $138 $137 $129 $129 $129 2017E 2018E 2019E 2020E 2021E 2022E 2017E 2018E 2019E 2020E 2021E 2022E Share repurchases ($mm) Shares outstanding $101 201.9 201.7 201.7 201.9 201.7 201.7 201.9 201.7 201.7 201.6 201.5 200.2199.4 200.2 197.5195.8 193.6 191.0 $83 $11.2 $10.6 $10.8 $70 $10.1 $10.2 $9.7 $9.8 $9.3 $9.3 $8.9 $55 $43 $30 $23 $2.1 $1.9 $3 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 2017E 2018E 2019E 2020E 2021E 2022E 2017E 2018E 2019E 2020E 2021E 2022E 4Q’2017E 2018E 2019E 2020E 2021E 2022E Dec 2017 Projections Jan 24, 2018 Projections Jan 31, 2018 Projections Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 22 Corporate & Investment Bank

BVPS and ROE Operating EPS Shareholders equity ($bn) CAGR (18 22): 14.7% CAGR (18 22): 17.2% $4.0 CAGR (18 22): 10.6% $2.23$2.28 $3.9 $3.8 $3.8 $1.95$1.98 $3.7 $3.5 $3.6 $3.5 $1.70$1.71 $3.4 $3.4 $3.3 $3.3 $3.3 $3.3 $1.49$1.44 $3.2 $3.2 $3.2 $3.2 $1.29 $1.21 $0.97 $0.85 $0.73 $0.62 $0.56 $0.39 $0.27$0.27 2017E 2018E 2019E 2020E 2021E 2022E 2017E 2018E 2019E 2020E 2021E 2022E BVPS TBVPS Dec. 17 Dec. 17 2.6% 7.7% 8.6% 9.5% 10.4% 11.2% 4.0% 10.1% 11.1% 12.0% 12.8% 13.6% ROE: Jan ROTE: 24, Jan 24, 1.8% 7.3% 8.5% 9.7% 10.6% 11.5% 2.9% 9.7% 11.0% 12.2% 13.1% 13.9% 2018 ROE: 2018 Jan ROTE: 31, Jan 31, 2.9% 4.7% 5.1% 6.0% 6.8% 7.6% 1.8% 3.5% 3.9% 4.6% 5.3% 6.0% 2018 ROTE: 2018 ROE: $21.24 $17.55 $17.62 $21.13 $16.23 $16.15 $19.82 $19.77 $11.2 $10.8 $15.11 $14.92 $18.79 $18.61 $10.6 $18.00 $17.71 $10.1 $10.2 $13.39 $13.07 $14.19 $13.90 $13.37 $17.43 $17.11 $9.7 $9.8 $17.05 $9.3 $9.3 $12.76 $12.68 $12.96 $16.73 $16.73 $16.48 $8.9 $16.48 $16.79 $12.44 $12.44 $12.45 $12.51 $16.32 $16.32 $2.1 $1.9 2017E 2018E 4Q’2017E 2019E 2020E 2018E 2021E 2019E 2022E 2020E 2017E 2021E 2018E 2022E 2019E 2020E 2021E 2022E Dec 2017 Projections Jan 24, 2018 Projections Jan 31, 2018 Projections Deutsche Bank Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit 23 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Appendix I Supporting materials

Comparison of 2018 premium growth and underwriting performance

	Research							Management		Research Median △	
	FBR	KBW	Suntrust	JMP	William Blair	Compass Point	Median	Jan 24, 2018 Proj.	Jan 31, 2018 Proj.	w/ Jan 24, 2018 Proj.	w/ Jan 31, 2018 Proj.
Gross Premiums Written	$9,144	$8,937	$8,300	$9,103	$8,856	$9,171	$9,020	$8,908	$8,618	$112	$402
Y-o-Y growth	7.5%	5.4%	0.2%	6.9%	4.5%	8.4%	6.1%	6.0%	2.5%	0.2%	3.6%
% growth over Mgmt. 2017 forecast	8.8%	6.3%	-1.2%	8.3%	5.4%	9.1%	7.3%	6.0%	2.5%	1.3%	4.8%
Net Premiums Written	$6,477	$5,441	$4,989	$5,528	$5,314	$5,503	$5,472	$5,504	$5,313	$32	$159
Net Premiums Earned	$5,849	$5,286	$4,910	$5,398	$5,205	$5,305	$5,296	$5,468	$5,368	$172	$73
Loss & LAE ratio (ex. PYD and CATs)	69.0%	68.3%	68.5%	69.1%	67.0%	68.9%	68.7%	67.2%	68.5%	1.5%	0.2%
PYD & CATs	--	1.8%	--	--	4.0%	--	--				
Loss & LAE Ratio (in. PYD and CATs)	69.0%	70.1%	68.5%	69.1%	71.0%	68.9%	69.0%	67.2%	68.5%	1.8%	0.5%
Expense Ratio	26.8%	27.5%	27.4%	26.0%	27.0%	27.0%	27.0%	27.0%	27.2%	0.0%	0.2%
Combined Ratio	95.8%	97.6%	95.9%	95.1%	98.0%	95.9%	95.9%	94.2%	95.7%	1.7%	0.2%
Underwriting income	$245	$128	$202	$264	$104	$218	$210	$316	$231	$106	$21

Source: Wall Street research models available with the Company (as of 22nd Jan, 2018), Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Deutsche Bank
Corporate & Investment Bank
24

Comparison of other 2018 P&L assumptions

	Research							Management		Research Median △	
	FBR	KBW	Suntrust	JMP	William Blair	Compass Point	Median	Jan 24, 2018 Proj.	Jan 31, 2018 Proj.	w/ Jan 24, 2018 Proj.	w/ Jan 31, 2018 Proj.
Underwriting income	**$245**	**$128**	**$202**	**$264**	**$104**	**$218**	**$210**	**$316**	**$231**	**$106**	**$21**
Service and fee income	454	572	737	572	746	465	$572	$141	$141	$431	$431
Investment income	259	270	251	279	289	315	275	281	280	6	6
Interest expense	(92)	(92)	(92)	(83)	(91)	(92)	(92)	(95)	(95)	3	3
Other	(430)	(566)	(720)	(668)	(711)	(625)	(646)	(289)	(289)	357	357
Pre-tax income	**437**	**312**	**377**	**363**	**337**	**281**	**350**	**353**	**268**	**3**	**82**
Tax expense	109	62	132	76	91	56	84	74	56	10	27
Tax rate	25.0%	20.0%	35.0%	21.0%	27.0%	19.9%	23.0%	21.0%	21.0%	2.0%	2.0%
Net Operating Income	**$283**	**$276**	**$255**	**$257**	**$256**	**$269**	**$263**	**$244**	**$176**	**$19**	**$87**
Operating EPS	$1.45	$1.40	$1.30	$1.30	$1.30	$1.36	$1.33	$1.21	$0.87	$0.12	$0.46
Operating ROE	9.2%	9.3%	9.0%	8.9%	9.8%	8.7%	9.1%	7.3%	5.4%	1.8%	3.7%
Memo:											
Avg. Diluted Sharecount (mm)	195.9	197.4	196.2	196.9	197.2	197.9	197.4	201.3	202.6	3.9	5.2
2018YE BVPS	$17.61	$16.80	$14.66	$17.86	$13.28	$16.82	$16.81	$17.11	$16.80	$0.30	$0.01
Consensus Estimates:											
Operating EPS							$1.35	$1.21	$0.87	$0.14	$0.48
Operating ROE							9.2%	7.3%	5.4%	1.9%	3.8%

Source: Wall Street research models available with the Company (as of 22nd Jan, 2018), Source: Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

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